Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Inogen, Inc.

Goleta, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-210175, 333-203842 and 333-194016) of Inogen, Inc. of our report dated April 26, 2015, relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO USA, LLP
Los Angeles, California

February 28, 2017

R-221 (6/14)